UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2010

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma	74012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2010, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Hotel Technology Solutions, Inc, d/b/a Lorica Solutions (“Lorica”), pursuant to which the Company will acquire substantially all of the assets of Lorica (the “Transaction”). Lorica is a privately held company which provides managed converged IP networks and High Speed Internet Access (HSIA) as well as network operations support to the hospitality industry.  Under the terms of the Purchase Agreement, the consideration to be paid by the Company is $2,750,000 plus certain assumed liabilities of Lorica, payable $1,000,000 in cash; $1,500,000 in common stock of the Company valued at the closing price of the stock as reported by Nasdaq on the day before closing of the Transaction; and the balance in stock purchase warrants for 150,000 additional shares of the Company’s common stock.  Of the cash consideration, $150,000 will be paid into escrow at closing pending post-closing confirmation (i) of the carrying values of the assets and assumed liabilities, and (ii) that there has been no material adverse change to the assets or Lorica’s business since the date of their valuation for purposes of establishing the purchase price.

Consummation of the purchase is subject to, among other conditions, (i) the consent to assignment to the Company of Lorica’s major customer contracts, by such customers, (ii) acceptance by Lorica’s key employees of employment with the Company, and (iii) approval by the Company’s Board of Directors and its bank lender.  The Purchase Agreement provides for the Transaction to close on or before May 24th, 2010 assuming the satisfaction of all conditions to closing.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 3.02.  The shares of Company common stock and warrants to purchase Company common stock to be issued at closing of the Transaction will be issued in a transaction not involving a public offering, in reliance on the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”).  The Company did not engage in general solicitation or advertising in connection with the offer or sale of these securities.  The securities will be issued to the seller in the Transaction who has represented that the securities are being acquired for investment purposes only and not with a view toward distribution.  The securities will be restricted against transfer except in accordance with the requirements of the 1933 Act and applicable state securities laws, and appropriate restrictive legends will be noted on the books of the Company and affixed to any certificates representing such securities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: May 13, 2010	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer